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                                                                    EXHIBIT 23.1


[LOGO OF DELOITTE & TOUCHE]
___________________________                 ____________________________________
                                            Deloitte & Touche LLP
                                            50 Fremont Street
                                            San Francisco, California 94105-2230
                                            Telephone: (415) 247-4000
                                            Facsimile: (415) 247-4329

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by refernce in this Registration Statement of West Marine, Inc. on Form S-8 of our report dated February 20, 1998, appearing in the Annual Report on Form 10-K of West Marine, Inc. for the year ended January 3, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California
January 22, 1999